Exhibit 99.1 Press release dated as of November 14, 2011		Exhibit 99.1
Source: Speedemissions, Inc.
Press Release

Speedemissions, Inc. Reports Third Quarter 2011 Results

ATLANTA, GA. November 14, 2011/Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI—News), a leading vehicle emissions testing and safety inspections company with stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the third quarter ended September 30, 2011.

THIRD QUARTER 2011:

•

Revenue decreased $149,254 or 6.5% to $2,164,562 in the third quarter of 2011 compared to $2,313,816 in the third quarter of 2010. The decrease in revenue was primarily due to the closure of two unprofitable stores in Texas during 2011 and a decrease in same store sales of 4.4%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia, Texas and Utah locations.

•

Store operating expenses decreased $118,867 or 8.0% to $1,368,170 in the third quarter of 2011 compared to $1,487,037 in the third quarter of 2010. The decrease in store operating expenses was partially due to the closure of two unprofitable stores in 2011. Same store operating expenses decreased $66,786 in the third quarter of 2011 compared to the third quarter of 2010.

•	General and administrative expenses decreased $45,479 or 12.0% in the third quarter of 2011 compared to the third quarter of 2010.
•

The Company recognized net loss of $9,132, or $0.00 per basic and diluted share in the third quarter of 2011 compared to net income of $51,095, or $0.00 per basic and diluted share in the third quarter of 2010. Excluding the one-time gain of $106,881 from the settlement of a lawsuit, our net loss in the third quarter of 2010 was $55,786.

YEAR TO DATE 2011:

•

Revenue decreased $834,145 or 11.5% to $6,428,518 in the nine months ended September 30, 2011 compared to $7,262,663 in the same period of 2010. The decrease in revenue over the comparable period was primarily due to the closure of four stores in Texas since June 30, 2010, which resulted in lower revenue during the period of $537,561, and a decrease in same store sales of 5.9%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia, Texas and Utah locations.

•

Store operating expenses decreased $385,216 or 8.4% to $4,193,946 in the nine months ended September 30, 2011 compared to $4,579,162 in the same period of 2010. The decrease in store operating expenses was primarily due to the closure of four stores in Texas since June 30, 2010 and a decrease in same store operating expenses of $200,061 in the nine months ended September 30, 2011 compared to the same period of 2010.

•	General and administrative expenses decreased $170,063 or 13.5%, during the nine months ended September 30, 2011 compared to the same period of 2010.
•

The Company incurred a net loss of $245,551 or ($0.01) per basic and diluted share in the nine months ended September 30, 2011 compared to net loss of $103,869 or ($0.01) per basic and diluted share in the same period of 2010. Excluding the one-time gain of $106,881 from the settlement of a lawsuit, our net loss in the nine months ended September 30, 2010 was $210,750.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“While we’re disappointed in the same store sales for the quarter, we are encouraged by the increase we’ve seen in St. Louis with store over store sales. A most promising sign given that three of the stores have been open for 3+ years. As a means to combat the increased competition in both Atlanta and Salt Lake, we’ve added two part-time Marketing Representatives. Their task is to expand our government, corporate and fleet dealer business. There’s already been improvement in the Atlanta market because of these efforts. In addition, the selling of merchandise to customers whose vehicles fail their safety inspection for light bulbs, windshield wipers etc. continues to grow as we change to more of a selling culture with our store employees.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection

Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash	$179,264	$261,600
Note receivable – current portion	19,500	12,000
Certificate and merchandise inventory	68,622	77,401
Other current assets	83,103	58,819

Total current assets	350,489	409,820
Note receivable, net of current portion	87,533	89,643
Property and equipment, net	580,433	728,016
Goodwill	2,349,066	2,349,066
Other assets	105,403	105,603

Total assets	$3,472,924	$3,682,148

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$60,280	$—
Accounts payable	143,012	182,499
Accrued liabilities	190,584	196,829
Current portion of capitalized lease obligations	48,680	44,632
Current portion of equipment financing obligations	24,272	21,778
Current portion—deferred rent	35,776	35,776

Total current liabilities	502,604	481,514
Capitalized lease obligations, net of current portion	4,307	41,339
Equipment financing obligations, net of current portion	6,251	23,788
Deferred rent	107,784	159,820
Note payable	55,000	55,000
Other long term liabilities	7,350	7,350

Total liabilities	683,296	768,811

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ deficit:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 63,981 shares issued and outstanding with a liquidation preference of $164,306 at September 30, 2011 and 215,981 shares issued and outstanding with a liquidation preference of $554,642 at December 31, 2010	64	216
Common stock, $.001 par value, 250,000,000 shares authorized, 33,904,466 and 22,789,288 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	33,834	22,789
Additional paid-in capital	15,917,549	15,806,600
Accumulated deficit	(17,741,165)	(17,495,614)

Total shareholders’ deficit	(1,789,718)	(1,666,009)

Total liabilities and shareholders’ deficit	$3,472,924	$3,682,148

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Revenue	$2,164,562	$2,313,816	$6,428,518	$7,262,663
Costs of operations:
Cost of emission certificates	469,756	498,599	1,420,251	1,607,340
Store operating expenses	1,368,170	1,487,037	4,193,946	4,579,162
General and administrative expenses	334,822	380,301	1,091,861	1,261,924
(Gain) loss on disposal of assets	(2,660)	—	(43,282)	9,713
Gain from settlement of lawsuit	—	(106,881)	—	(106,881)

Operating loss	(5,526)	54,760	(234,258)	(88,595)
Interest income (expense)
Interest income	760	1,272	2,280	1,900
Interest expense	(4,366)	(4,937)	(13,573)	(17,174)

Interest expense, net	(3,606)	(3,665)	(11,293)	(15,274)

Net loss	$(9,132)	$51,095	$(245,551)	$(103,869)

Basic net income (loss) per share	$0.00	$0.00	$(0.01)	$(0.01)

Diluted net income (loss) per share	$0.00	$0.00	$(0.01)	$(0.01)

Weighted average common shares outstanding, basic	33,764,249	13,179,213	29,813,331	9,570,761

Weighted average common shares outstanding, diluted	33,764,249	17,456,711	29,813,331	9,570,761

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(245,551)	$(103,869)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	155,180	206,088
(Gain) loss on disposal of assets	(43,282)	9,713
Stock issued for services	3,000	—
Share-based compensation	54,842	25,201
Gain from settlement of lawsuit	—	(106,881)
Changes in operating assets and liabilities:
Certificate and merchandise inventory	8,779	(18,633)
Other current assets	(24,283)	(42,481)
Other assets	200	(1,800)
Accounts payable and accrued liabilities	(45,734)	33,596
Other liabilities	(54,552)	(30,781)

Net cash used in operating activities	(191,401)	(29,847)

Cash flows from investing activities:
Proceeds from note receivable	12,127	3,742
Proceeds from sales of property and equipment	31,623	20,000
Purchases of property and equipment	(10,938)	(60,449)

Net cash provided by (used in) investing activities	32,812	(36,707)

Cash flows from financing activities:
Net proceeds from warrant exercise	64,000	—
Net proceeds from line of credit	60,280	—
Payments on equipment financing obligations	(15,043)	(14,716)
Payments on capitalized leases	(32,984)	(44,547)

Net cash provided by (used in) financing activities	76,253	(59,263)

Net decrease in cash	(82,336)	(125,817)
Cash at beginning of period	261,600	449,203

Cash at end of period	$179,264	$323,386

Supplemental Information:
Cash paid during the period for interest	$13,573	$16,513

Supplemental Disclosure of Non-Cash Activity:
Note receivable from disposal of assets	$15,000	$—